U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 29, 2010

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	333-63951	52-2102424
(State or other jurisdiction of incorporation or organiztion)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle, Suite 109 Jericho, NY 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2010, Richard L. Feinstein was appointed to serve as the Chief Financial Officer of Ameritrans Capital Corporation (“Ameritrans”) and Elk Associates Funding Corporation (“Elk” and, together with Ameritrans, the “Company”), a wholly-owned subsidiary of Ameritrans.  Prior to Mr. Feinstein’s engagement as Chief Financial Officer, the Company engaged Mr. Feinstein to serve as the Company’s Senior Vice President – Finance beginning September 3, 2010, and Mr. Feinstein will continue to serve in such capacity with the title “Senior Vice President – Finance/Chief Financial Officer”.

Mr. Feinstein, age 67, a retired partner of KPMG LLP, is currently a private consultant providing management and financial advice to clients in a variety of industries. From April 2004 to December 2004, Mr. Feinstein, as a consultant, served as Chief Financial Officer for Image Technology Laboratories, Inc. (OTCBB: IMTL) a developer and provider of radiological imaging, archiving and communications systems. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice-President and Chief Financial Officer for The Major Automotive Companies, Inc. (Pink Sheets: MJRC.PK), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Mr. Feinstein has served on boards of both publicly-held and not-for-profit enterprises. Currently, Mr. Feinstein, is a board member and chair of the audit committee of EDGAR Online, Inc. (Nasdaq: EDGR) and MKTG, Inc. (OTCBB: CMKG) and is on the board and chief financial officer of the not-for-profit USA Fitness Corps. Previously, Mr. Feinstein was a board member and chair of the finance committee of the New York Road Runners and a member of the executive committee of the Association for a Better New York. Mr. Feinstein, a certified public accountant, received a B.B.A. degree from Pace University.

Mr. Feinstein succeeds Michael Feinsod, who served as the Company’s interim Chief Financial Officer from June 30, 2010 until Mr. Feinstein’s appointment as CFO. Mr. Feinsod will continue to serve as the Company’s Chief Executive Officer and President, President of Elk and a member of the Company’s Board of Directors.

Effective as of September 29, 2010 (the “Effective Date”), Mr. Feinstein entered into  an Independent Contractor Agreement (the “Agreement”) with Ameritrans, pursuant to Mr. Feinstein agreed to serve as Senior Vice President – Finance/Chief Financial Officer of Ameritrans until March 29, 2010 (the “Expiration Date”).  The Agreement will automatically renew for an additional one year period, unless written notice of non-renewal is given by either Ameritrans or Mr. Feinstein at least thirty days prior to the Expiration Date.  Ameritrans retains the right to terminate the engagement of Mr. Feinstein upon the approval of such termination by Ameritrans’ Board.

The Agreement provides that Mr. Feinstein will receive $210 per hour for his services, up to a maximum of $1,260 per day, unless an additional hourly charge for a particular day is approved by Ameritrans.  In addition to hourly compensation, Ameritrans agreed to reimburse Mr. Feinstein for reasonable out-of-pocket expenses incurred by Mr. Feinstein in connection with his services.  Ameritrans also agreed to indemnify Mr. Feinstein to the same extent that the officers of Ameritrans are entitled to indemnification under its bylaws and applicable law.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof  and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Agreement, effective as of September 29, 2010, between Ameritrans Capital Corporation and Richard L. Feinstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: October 5, 2010

Exhibit Index

Exhibit No.	Description
10.1	Independent Contractor Agreement, effective as of September 29, 2010, between Ameritrans Capital Corporation and Richard L. Feinstein